UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer (Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADTRAN, Inc. held its Annual Meeting of Stockholders on May 14, 2014 (Annual Meeting). At the Annual Meeting, ADTRAN’s stockholders (i) elected the six people listed below to serve as directors for a one year term expiring at the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal 1); (ii) approved, on an advisory basis, the executive compensation policies of ADTRAN as well as the compensation of the named executive officers (Proposal 2); and, (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2014 (Proposal 3). The voting results for these proposals are presented in the tables below:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Thomas R. Stanton	50,660,784	862,294	2,681,157
H. Fenwick Huss	51,248,968	274,110	2,681,157
William L. Marks	51,216,163	306,915	2,681,157
James E. Matthews	47,479,674	4,043,404	2,681,157
Balan Nair	51,172,722	350,356	2,681,157
Roy J. Nichols	51,224,955	298,123	2,681,157

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non- Votes
51,258,249	165,174	99,655	2,681,157

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014

For	Against	Abstain
53,730,673	391,152	82,410

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 15, 2014.

ADTRAN, Inc. (Registrant)

By:	/s/ James E. Matthews
James E. Matthews Senior Vice President – Finance, Chief Financial Officer, Treasurer, Secretary and Director (Principal Accounting Officer)